October 17, 2000



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549
Attention: Carol McGee, Esquire

Re:  PENN TREATY AMERICAN CORPORATION
     REGISTRATION STATEMENT ON FORM S-3
     FILE NO. 333-72649

Ladies and Gentlemen:

     On behalf of Penn Treaty American Corporation, I enclose a pre-effective amendment to the Registration Statement on Form S-3 (File No. 333-72649). The enclosed pre-effective amendment has been revised in response to the Staff's comments contained in the letter dated December 1, 1999 from Jeffrey Riedler to Irving Levit.

     After the Staff has reviewed this letter and the enclosed materials, please contact the undersigned to advise us whether the Staff's comments have been adequately addressed and whether it is appropriate to file an acceleration request with respect to the above-captioned Registration Statement.

Sincerely,

/s/ Justin P. Klein
-------------------
    Justin P. Klein


Enc.

cc:      Mr. Irving Levit

    As filed with the Securities and Exchange Commission on October 17, 2000
                                        Registration Statement No. 333-72649

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                       ----------------------------------
                                   FORM S-3/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        -----------------------------


                        PENN TREATY AMERICAN CORPORATION
               (Exact name of registrant as specified in its charter)

        Pennsylvania                    6312                  23-1664166
 (State or other jurisdiction     (Primary Standard          (IRS Employer
     of incorporation           Industrial Identification   Identification
     or organization)             Classification Code)          Number)

                               3440 Lehigh Street
                          Allentown, Pennsylvania 18103
                                 (610) 965-2222
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Irving Levit, President
                        Penn Treaty American Corporation
                               3440 Lehigh Street
                          Allentown, Pennsylvania 18103
                                 (610) 965-2222
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           ---------------------------

                                   Copies to:

                            Justin P. Klein, Esquire
                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                        Philadelphia, Pennsylvania 19103
                                 (215) 665-8500

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                          Subject to Completion
                                                             October 17, 2000




                                 298,900 Shares
                              PENN TREATY AMERICAN
                                  CORPORATION

                                  Common Stock


     Insurance agents under contract with Penn Treaty American Corporation, but who are not full-time employees, are eligible to receive options to purchase shares of Penn Treaty's common stock under the 1995 Participating Agent Stock Option Plan.

     The stock option committee of the board of directors will determine the purchase price for these shares of common stock at the time the option is granted, but the purchase price will not be less than 100% of the fair market value of the common stock at that time.

     Penn Treaty has listed these shares of common stock on the New York Stock Exchange under the symbol "PTA".

     YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THESE SHARES OF COMMON STOCK THAT WE DESCRIBE STARTING ON PAGE 1 OF THIS PROSPECTUS.


                                ----------------



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SHARES NOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                 THE DATE OF THIS PROSPECTUS IS OCTOBER 17, 2000

                                TABLE OF CONTENTS



                                                                     PAGE
                                                                     ----

Risk Factors...........................................................1

Where You Can Find More Information....................................4

Penn Treaty American Corporation.......................................5

1995 Participating Agent Stock Option Plan.............................6

Use of Proceeds.......................................................10

Plan of Distribution..................................................10
         Experts......................................................10

Legal Opinion.........................................................10

RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to invest in Penn Treaty's common stock.


     Penn Treaty would suffer a financial loss if actual losses and expenses are greater than the reserves

     Penn Treaty's reserves for losses and expenses are estimates for actual, future reported and unreported claims and their expenses. Penn Treaty establishes the amount of these reserves based on facts and circumstances known at the time Penn Treaty establishes these reserves. In establishing these reserves, Penn Treaty uses historical claims information, industry statistics and other factors. Penn Treaty would suffer a financial loss if its reserves are not sufficient to cover its actual losses and expenses.

     Penn Treaty may have to reduce or refund premiums on new products if loss ratios are too low and may suffer financial loss if loss ratios are too high

     Penn Treaty is subject to a greater risk for its new insurance products because Penn Treaty cannot estimate policy claims as well for new products. If as a result of actual claims, Penn Treaty does not meet state mandated loss ratios for a new product, state insurance regulators may require Penn Treaty to reduce or refund the premiums on these new products. Because of Penn Treaty's relatively limited claims experience with newer product areas and the introduction of existing products in new markets, Penn Treaty may also incur higher than expected loss ratios. In response to these higher than expected loss ratios, Penn Treaty may increase its reserve levels for these new products. If Penn Treaty fails to anticipate the need for or to secure regulatory approval of these reserve increases, Penn Treaty may suffer a financial loss because the reserves may not be adequate to cover the actual losses.

     Penn Treaty may recognize a disproportionate amount of policy costs in one financial reporting period if Penn Treaty's estimate for the life of a policy is inaccurate or if policies are terminated early

     In its sale of insurance policies, Penn Treaty spreads the policy acquisition costs over the life of the policy. These costs include all expenses directly related to the acquisition of the policy, including commission, underwriting and other expenses. Penn Treaty uses actuarial assumptions to determine the time period over which to spread these policy costs. If these actuarial assumptions are inaccurate, Penn Treaty would recognize a disproportionate amount of these expenses at one time which would negatively affect Penn Treaty's results of operations for that period. In addition, these acquisition costs cannot be spread over time if either Penn Treaty or the insured party terminates the policy early. In that case, Penn Treaty would recognize the remaining costs in one lump sum at the time of termination.

     If any of the policies Penn Treaty offers are not in compliance with state minimum statutory loss ratios, Penn Treaty may have to reduce or refund premiums

     Penn Treaty is licensed by a number of states to do business as an insurance company in those states. These states may change the minimum mandated statutory loss ratios required for insurance companies, like Penn Treaty, to maintain. These state regulations also mandate the manner in which insurance companies, like Penn Treaty, may compute these ratios and the manner in which the states measure and enforce compliance with these ratios. Penn Treaty is unable to predict the impact of:

          o any changes in the mandatory statutory loss ratios for individual or group long-term care policies;

          o any changes in the minimum loss ratios for individual or group long-term care or Medicare supplement policies; or

          o any change in the manner in which these minimums are computed or enforced in the future.

     If Penn Treaty offers policies which are not in compliance with state minimum statutory loss ratios, state regulators may require Penn Treaty to reduce or refund premiums.

     If governmental authorities change the regulations applicable to the insurance industry, Penn Treaty may have to reduce premiums

     Penn Treaty, as an insurance company, is subject to stringent state governmental requirements including:

          o    licensure;

          o    benefit structure;

          o    payment of dividends;

          o    settlement of claims;

          o    capital levels;

          o    premium increases; and

          o    transfer of control of insurers.

     The   applicable   governmental   authority   may  change  these  laws  and
regulations, including any of the following changes:

          o    rate rollback legislation;

          o    legislation to control premiums; and

          o policy terminations and other policy terms, including premium levels.

     Any of these changes may affect the amount Penn Treaty may charge for insurance premiums. Because insurance premiums are Penn Treaty's primary source of income, Penn Treaty's income may be negatively affected by any of these changes.

     In addition, from time to time, Penn Treaty's income may be affected by significant federal and state legislative developments in long-term care and Medicare coverage. Among the proposals currently pending in the U.S. Congress which may affect Penn Treaty's income are the implementation of minimum consumer protection standards for inclusion in all long-term care policies, including:

          o    guaranteed renewability of policies;

          o    protection against inflation;

          o    limitations on waiting periods for pre-existing conditions;

          o prohibiting "high pressure" sales tactics for long-term care insurance;

          o    guaranteed   consumer  access  to  information   about  insurers,
               including lapse and replacement rates for policies and the percentage of claims Penn Treaty has denied; and

          o permitting premiums paid for long-term care insurance to be treated as deductible medical expenses, with the amount of the deduction increasing with the age of the taxpayer.

     Because our competitors have greater resources and larger networks of agents and higher ratings, Penn Treaty may not be able to compete successfully

     Penn Treaty sells its products in highly competitive markets. Penn Treaty competes with large national and smaller regional insurers, as well as specialty insurers. Many insurers are larger, have greater resources, larger networks of agents and higher ratings than Penn Treaty. In addition, Penn Treaty is also subject to competition from other insurers with better breadth and flexibility of coverage, pricing and quality and level of services provided. In addition, Penn Treaty may be subject, from time to time, to new competition resulting from changes in Medicare benefits, as well as from additional private insurance carriers introducing products similar to those offered by Penn Treaty. In addition, Penn Treaty competes with other insurance companies for producing agents to market and sell its products.

     Over the past three fiscal years, more than half of Penn Treaty's premiums were from sales of policies in Florida and Pennsylvania. Penn Treaty's ability to compete successfully may suffer from competitive changes in these markets.

     Penn Treaty may not be able to compete successfully if it cannot recruit and retain insurance agents

     Penn Treaty continuously recruits and trains independent agents to market and sell its products. Penn Treaty may not be able to continue to attract and retain independent agents to sell Penn Treaty's products. Penn Treaty also engages marketing general agents from time to time to recruit independent agents and develop networks of agents in various states. Penn Treaty's business and ability to compete may suffer from the inability to recruit and retain insurance agents and from the loss of services provided by its marketing agents.

     Penn Treaty is liable to policy holders if any of its reinsurance agreements are ineffective or exceed anticipated levels

     Penn Treaty gets reinsurance from unaffiliated reinsurers on some of its policies to:

          o    increase the number and size of the  policies it may  underwrite;
               and

          o    reduce the risk to which Penn Treaty is exposed.

     If a third party insurer becomes insolvent or otherwise fails to honor its obligations to Penn Treaty under any of its reinsurance agreements, Penn Treaty remains fully liable to the policyholder.

     Penn Treaty also acts as reinsurer on some in-force policies which Penn Treaty has acquired from unrelated insurance companies. Penn Treaty may have increased liability with respect to these reinsurance policies if actual losses on these policies exceed levels anticipated by Penn Treaty.

     If senior citizens are not able to afford Penn Treaty's policies, Penn Treaty's income may decrease

     Penn Treaty's insurance products are designed primarily for sale to persons age 65 and over. Many of these persons live on fixed incomes and, as a result, are highly sensitive to inflation and interest rate fluctuations which affect their buying power. In periods of high interest rates, renewal premiums increase on Penn Treaty's products. Senior citizens are less able to afford Penn Treaty's products in times of adverse economic conditions and high interest rates. If senior citizens do not purchase Penn Treaty's policies, Penn Treaty's income may decrease.


WHERE YOU CAN FIND MORE INFORMATION

     Penn Treaty has filed with the SEC a registration statement under the Securities Act for the shares of common stock to be issued under the agent stock option plan. This prospectus, which is part of the registration statement, omits information in the registration statement and its exhibits and schedules. Penn Treaty files annual, quarterly and special reports, proxy statements and other information with the SEC which you may read and copy at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, 75 Park Place, New York, New York 10007 and 219 South Dearborn Street, Chicago, Illinois 60604. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You can also obtain copies of Penn Treaty's filings with the SEC over the Internet at the SEC's web site at http://www.sec.gov. The common stock is listed on the NYSE and, as a result, Penn Treaty also files reports, proxy statements and other information with the NYSE.

     The SEC allows Penn Treaty to "incorporate by reference" the information that Penn Treaty files, which means that Penn Treaty can disclose important information by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that Penn Treaty files later with the SEC will automatically supersede this information. Penn Treaty incorporates by reference the documents filed with the SEC (File No. 0-15972) listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until this offering is terminated:


          o Penn Treaty's Annual Report on Form 10-K for the year ended December 31, 1999;

          o Penn Treaty's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

          o    Penn  Treaty's  Current  Report on Form 8-K filed April 12, 2000;
               and

          o the description of the common stock contained in Penn Treaty's registration statement on Form 8-A for the common stock, including any amendments or reports filed for the purpose of updating this description.

     Penn Treaty will provide at no cost to each person who receives a copy of this prospectus, upon written or oral request, a copy of any and all of the documents (without exhibits) incorporated by reference in this prospectus. You should request copies from: Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, Pennsylvania 18103, Attention: Cameron B. Waite, Chief Financial Officer (telephone number (610) 965-2222).

PENN TREATY AMERICAN CORPORATION

         Penn Treaty is one of the leading providers of long-term nursing home care and home health care insurance. Penn Treaty markets its products primarily to persons age 65 and over through independent insurance agents and underwrites its policies through three insurance company subsidiaries: Penn Treaty Network America Insurance Company; American Network Insurance Company and American Independent Network Insurance Company of New York. Penn Treaty's principal products are individual fixed, defined benefit accident and health insurance policies covering long-term skilled, intermediate and custodial nursing home care and home health care. Penn Treaty designs its policies to make the administration of claims simple, quick and sensitive to the needs of the policyholders. As of December 31, 1998, long-term nursing home care and home health care policies accounted for approximately 91% of Penn Treaty's total annualized premiums in-force.

1995 PARTICIPATING AGENT STOCK OPTION PLAN

     Purpose of the plan

     The purpose of the plan is:

          o to permit insurance agents under contract with Penn Treaty to receive options to purchase shares of common stock and to have an equity interest in Penn Treaty; and

          o to give these insurance agents an additional incentive to sell Penn Treaty's products.

     Advantages of the plan


     Upon exercise of options, optionees receive shares of common stock without paying any brokerage commissions or service charges.

     Administration of the plan

     The stock option committee of the board of directors administers the plan. This committee has the authority to:


          o    construe and interpret the plan;

          o    define terms of the plan;

          o    change rules and regulations for administration of the plan; and

          o    take all other actions to administer the plan.

     Participation in the plan

     Individuals who are participating insurance agents under contract with Penn Treaty, but who are not full-time employees, are eligible to receive options under the plan. The committee makes decisions about the criteria for eligibility and grants of options. This criteria is tied to the best interests of Penn Treaty, including the amount of insurance policies sold by the eligible participants. Eligible participants that are granted and choose to receive options under the plan are required to sign a stock options agreement with Penn Treaty, the terms of which are determined by the committee.

     Additional information about the plan

     Eligible participants can get additional information about the plan by contacting Cameron B. Waite, Chief Financial Officer, at Penn Treaty American Corporation, 3440 Lehigh Street, Allentown, Pennsylvania 18103, telephone number
(610) 965-2222.

     Term of the plan


     The plan has been effective since May 26, 1995 and will continue until the board of directors terminates it. The committee determines the expiration date for each option granted under the plan and all rights or obligations under the option, but in any event, the plan provides that the expiration date cannot be not later than ten years from the date the option is granted.


     The plan is also subject to earlier termination upon the following events:

          o    dissolution or liquidation of Penn Treaty;

          o a reorganization, merger or consolidation and Penn Treaty is not the surviving corporation; or

          o a sale of substantially all of the assets and property of Penn Treaty to another person.

     The committee will notify each optionee if any of these events occurs. Thirty days after delivery of this notice, any option or portion of an option not exercised will terminate.

     Options under the plan may not be transferred


     Optionees may not sell, transfer, assign, pledge or otherwise dispose of an option, right or privilege granted under the plan, except by will or inheritance. An optionee is the only person that may exercise his or her options. If an optionee attempts to transfer or sell the option, the option will be terminated and the optionee will forfeit that option to Penn Treaty.


     Purchasing shares at no expense

     Optionees will not be obligated to pay any brokerage commissions or other charges for purchasing shares under the plan.

     Number of shares available to be purchased under the plan

     There are 298,000 shares of common stock available under the plan. If any option expires, terminates or is canceled for any reason without having been exercised in full, the unpurchased shares may again be available under the plan, provided the plan is still in effect.

     Price of shares


     The committee determines the purchase price of shares under each option. The purchase price may not be less than 100% of the fair market value of shares of common stock at the time the option is granted. Unless otherwise required by the tax code, or other applicable regulations issued under the tax code, the fair market value of shares under the plan will be, as of any date, the average of the closing sales price of a share of common stock for the preceding ten trading days as reported on the NYSE or other principal national securities exchange on which the common stock is then listed or traded. If the common stock is not listed or traded on any exchange or the Nasdaq Stock Market, or if closing sales prices of the shares are not available, then the board of directors will determine the fair market value of the shares.

     Exercising options

     Optionees may exercise each option in equal or unequal installments and under conditions determined by the committee at the time the option is granted. At least ten shares must be purchased at any one time unless the optionee is only entitled to purchase a fewer number of shares. Optionees may only purchase whole shares, and fractional interests will be disregarded until they together constitute one share. If an optionee does not purchase all the shares subject to the option, or a fractional interest remains, the optionee's right to purchase the remaining shares or fractional shares will continue until the option expires.

     Paying for shares

     An optionee may pay for shares as follows:


          o    a lump sum payment of cash;

          o if the committee so permits, shares of common stock that have a fair market value on the date of exercise equal to the purchase price; or

          o    any combination of cash and shares.

     Termination of service

     If an optionee notifies Penn Treaty that he/she will no longer serve Penn Treaty as a participating insurance agent or if an optionee ceases to be under contract with Penn Treaty for any reason, with or without cause, the optionee is no longer an eligible participant under the plan. As a result, all of the optionee's exercisable and unexercisable options will terminate.

     Changes in the common stock of Penn Treaty


     If the outstanding common stock is increased, decreased, changed into or exchanged for a different number or kind of shares or securities, the committee will appropriately and proportionately adjust the number and kind of shares for which options may be granted under the plan. The committee will also make a corresponding adjustment to change the number and kind of shares and exercise price per share of any outstanding options, or portions of options, which were granted prior to any changes. The committee will not issue fractional shares of common stock under the plan as a result of any adjustment.

     Changes in and termination of the plan

     The board of directors has the power to suspend, amend or terminate the plan at any time. No amendment, suspension or termination of the plan, however, may, without the consent of the optionee, alter or impair any rights or obligations of any outstanding option.

     The committee may grant an optionee additional options if the optionee is then an eligible participant. The committee may, with the consent of the optionee, grant a new option as a substitute for an outstanding option, at a purchase price and for a term which is greater or less than the outstanding option.

     Rights as a shareholder


     Penn Treaty does not consider an optionee to be an actual holder of common stock and the optionee does not have any rights as a shareholder unless and until the option is exercised and a stock certificate representing the shares of common stock is issued to the optionee.


     Not subject to ERISA

     The plan is not subject to the provisions of ERISA.

     Federal income tax consequences


     The optionee does not recognize any income on the date an option is granted; however, optionees will recognize ordinary income on the exercise of an option in the amount by which the fair market value of the shares at the time of exercise exceed the option exercise price. For the purpose of any later sale of stock, the optionee's cost basis will be equal to the option exercise price plus any amount previously recognized as ordinary income. The same consequences apply in determining the alternative minimum taxable income recognized by the optionee upon the exercise of an option.

     The committee may consider the expected tax consequences in determining from time to time the particular terms and conditions of various options. The tax code does not give special tax treatment to the options granted under the plan because they are not incentive stock options.

     THIS GENERAL DESCRIPTION OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF EXERCISING OPTIONS OR SELLING SHARES PURCHASED THROUGH THE EXERCISE OF OPTIONS IS BASED ON THE TAX CODE, AS IT HAS BEEN INTERPRETED TO DATE AND THEREFORE MAY NOT BE A SUFFICIENT DESCRIPTION OF THE CONSEQUENCES IF THERE WERE A CHANGE IN THE TAX CODE AS IT IS CURRENTLY WRITTEN OR INTERPRETED. BECAUSE THE CONSEQUENCES MAY VARY WITH EACH OPTIONEE, PENN TREATY RECOMMENDS THAT OPTIONEES CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES, INCLUDING STATE, LOCAL OR NON-U.S. INCOME TAX CONSEQUENCES.

USE OF PROCEEDS

     Penn Treaty will use the proceeds from sales of shares under the plan for general corporate purposes, including investment in and advances to Penn Treaty's subsidiaries.



PLAN OF DISTRIBUTION

     Upon proper exercise of options by any optionee and payment by the optionee of the exercise price, Penn Treaty will issue the underlying shares of common stock to the optionee without the optionee paying any brokerage commissions or service charges.


EXPERTS

     The consolidated financial statements of Penn Treaty as of December 31, 1998 and 1997, incorporated by reference in this prospectus have been audited by PricewaterhouseCoopers, LLP, independent public accountants, as stated in their report incorporated by reference in this prospectus. These financial statements are incorporated by reference in this prospectus in reliance upon the report of PricewaterhouseCoopers given upon the authority of that firm as experts in accounting and auditing.


LEGAL OPINION


     Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania, has passed on the validity of the issuance of shares under the plan.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
Number   Description

3.1(a) Restated and Amended Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1, Reg. No. 33-92690).
3.1(b) Amendment to Restated and Amended Articles of Incorporation (incorporated by reference to Exhibit 3.1(b) to Registration Statement on Form S-3, No. 333-22125).
3.2 Amended and Restated By-laws, as amended (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-3, No. 333-22125).
4.1 Specimen copy of Common stock Certificate (incorporated by reference to Exhibit 4 to Registration Statement on Form S-1, Reg. No. 33-92690).
5.1      Opinion of Ballard Spahr Andrews & Ingersoll, LLP.*
10.1 The Penn Treaty American Corporation 1995 Participating Agent Stock option plan (incorporated by reference to Exhibit 10.2 to Annual report on Form 10-K for year ended December 31, 1997).
23.1     Consent of PricewaterhouseCoopers, LLP
23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1).*
24.1     Power of Attorney (included on signature page).












----------------------
*    Previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment no. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on October 17, 2000.


                                  PENN TREATY AMERICAN CORPORATION


                                  By:  /s/ Irving Levit
                                     -------------------------------------------
                                           Irving Levit
                                           President and Chief Executive Officer


     This amendment no. 2 to the registration statement has also been signed by Irving Levit, attorney-in-fact, on behalf of the following directors on October 17, 2000:

                  Irving Levit
                  Michael F. Grill
                  A.J. Carden
                  Domenic P. Stangherlin
                  Jack D. Baum
                  Glen A. Levit
                  Cameron Waite
                  Emile G. Ilchuk
                  C. Mitchell Goldman
                  David B. Trindle



                                  By:  /s/ Irving Levit
                                     ----------------------
                                           Irving Levit
                                           Attorney-in-fact

                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated March 17, 2000 relating to the financial statements, which appears in Penn Treaty American Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 17, 2000